Exhibit 99.1
For Immediate Release
Capital Corp of the West Announces Delisting from Nasdaq
Merced, California — February 13, 2009. Capital Corp of the West (NASDAQ: CCOW), of Merced, California, announced that it received a letter from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company no longer complies with the minimum requirements for continued listing on the Nasdaq Global Select Market under Marketplace Rules 4300, 4450(f) and IM-4300.  In light of closing of the Company’s wholly-owned subsidiary County Bank and the appointment of the Federal Deposit Insurance Corporation as receiver for the Bank, Nasdaq expressed concerns about the Company’s viability and ability to sustain compliance with requirements for continued listing on Nasdaq as well as the residual equity interest of the Company’s common stockholders. As a result, Nasdaq notified the Company that the Company’s securities will be delisted from Nasdaq.
The Company does not intend to appeal Nasdaq’s decision to delist the Company’s common stock.  Therefore, trading in the Company’s common stock will be suspended at the opening of business on February 17, 2009, and Nasdaq will file Form 25-NSE with the Securities and Exchange Commission. This filing will remove the Company’s securities from listing on Nasdaq. In addition, trading in the Company’s common stock was halted by Nasdaq starting on February 9, 2009, and will remain so up to the suspension date.
This press release is issued pursuant to Nasdaq Marketplace Rule 4804(b).
Contact Information

For further information, contact Capital Corp of the West at 209-580-4040.
Safe Harbor

This press release includes forward-looking statements and information is subject to the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition to historical information, this press release includes certain forward-looking statements that are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the future financial results and performance of the Company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates”, “intends”, “plans”, “assumes”, “projects”, “predicts”, “forecasts”, variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict.